UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2005

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway

Alameda, California 94502

(Address of principal executive offices)    (Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On March 31, 2005, UTStarcom, Inc. issued a press release entitled “UTStarcom Updates the Status of Its 2004 Form 10-K Filing,” wherein the Company announced that it was delaying the filing of its Annual Report on Form 10-K for the year ended December 31, 2004 (the “2004 Form 10-K”) in order to complete required review procedures and to enable management to finalize its assessment of internal controls over financial reporting as of December 31, 2004, as required under Section 404 of the Sarbanes-Oxley Act of 2002.

Pursuant to the Indenture (the “Indenture”) with respect to the Company’s 7/8% Convertible Subordinated Notes due 2008 (the “Notes”), the Company is required to file all reports and other information and documents which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act of 1934 and provide a copy of such filings to the trustee for the holders of the Notes (the “Trustee”).  Pursuant to the Indenture, a default by the Company on this requirement is not an event of default until the Trustee notifies the Company or the holders of at least 25% in aggregate principal amount of the Notes outstanding notify the Company and the Trustee of the default, and the Company does not cure the default within 60 days after receipt of such notice.  On March 31, 2005, the Company notified the Trustee of the delay in the filing of the 2004 Form 10-K.  On April 4, 2005, the Company received a notice of default from the Trustee stating that the Company’s failure to file the 2004 Form 10-K within 60 days of the date of the notice of default will constitute an event of default, and demanding that the default be remedied.  If the event of default were to occur, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding could declare all unpaid principal and accrued interest on the Notes then outstanding to be immediately due and payable.

The Company believes that this technical default will be remedied within the cure period described above, by the filing of the 2004 Form 10-K.  The Company currently anticipates filing the 2004 Form 10-K on or before April 15, 2005.

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 5, 2005, the Company received a Nasdaq Staff notice indicating that the Company has failed to comply with Marketplace Rule 4310(c)(14), due to the fact that it did not file its Annual Report on Form 10-K for the year ended December 31, 2004 (the “2004 Form 10-K”) with the SEC by March 31, 2005.  As a result, beginning at the opening of business on April 7, 2005, Nasdaq will append the fifth character “E” to the Company's trading symbol.

The Company intends to request a hearing before a Nasdaq Listing Qualification Panel (the “Panel”) to review the Staff determination.  The hearing request will stay the delisting of the Company's common stock pending the Panel's decision.  There can be no assurance that the Panel will grant the Company's request for continued listing.  As noted above, the Company currently anticipates filing the 2004 Form 10-K on or before April 15, 2005.

Item 7.01 Regulation FD Disclosure.

See above under Items 2.04 and 3.01.

FORWARD LOOKING STATEMENTS

This Form 8-K contains statements that are forward-looking in nature, including statements about the remediation of the default with respect to the Indenture, a potential event of default under the Indenture and the anticipated date of filing with the SEC of the 2004 Form 10-K.  Those statements are subject to risks and uncertainties that may cause actual results to differ materially.  The Company refers readers to the risk factors identified in its latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: April 6, 2005	By:	/s/ Michael J. Sophie
	Name:	Michael J. Sophie
Title:		Senior Vice President of Finance and
Chief Financial Officer